Exhibit 99.1

CYTIVA SOFTWARE INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of Cytiva Software Inc.:

We have audited the accompanying consolidated financial statements of Cytiva Software Inc., which comprise the consolidated balance sheets as at December 31, 2010 and 2009, and the consolidated statements of loss and deficit, comprehensive loss and accumulated other comprehensive income (loss) and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian generally accepted accounting principles, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence that we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Cytiva Software Inc. and its subsidiaries as at December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

Emphasis of Matter

Without qualifying our opinion, we draw attention to Note 1 in the consolidated financial statements which indicates that the Company has recurring losses from operations and has a cumulative deficit of $7,606,250 and a working capital deficiency of $3,029,504 at December 31, 2010. These conditions, along with other matters as set forth in Note 1, indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern.

Other Matter

As described in Note 19, the accompanying consolidated financial statements for the year ended December 31, 2009 have been restated.

“DMCL” DALE MATHESON CARR-HILTON LABONTE LLP CHARTERED ACCOUNTANTS

Vancouver, Canada

March 15, 2011

CYTIVA SOFTWARE INC.

CONSOLIDATED BALANCE SHEETS

AS AT DECEMBER 31, 2010 AND 2009

	2010	Restated (Note 19) 2009
ASSETS

Current
Cash	$832,170	$850,022
Accounts receivable	232,909	348,457
Due from related parties (Note 11)	4,090	—
Prepaid expenses	324,419	290,259
Assets of discontinued operations (Note 17)	—	1,744,335

	1,393,588	3,233,073

Property and equipment (Note 4)	99,602	104,320
Deferred development costs (Note 6)	—	37,972
Future income taxes (Note 13)	89,514	—

	$1,582,704	$3,375,365

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current
Accounts payable and accrued liabilities (Note 11)	$592,208	$526,555
Income taxes payable	265,558	—
Deferred revenue	2,455,772	2,264,745
Current portion of long-term debt (Notes 9 and 11)	73,991	306,662
Current portion of convertible debenture (Note 7)	1,035,563	906,920
Liabilities of discontinued operations (Note 17)	—	797,946

	4,423,092	4,802,828

Long-term deferred revenue	175,608	236,973
Retractable preferred shares (Note 8)	362,592	313,691
Long-term debt (Note 9)	—	72,541

	4,961,292	5,426,033

Shareholders’ deficiency
Capital stock (Note 10)	2,056,462	1,996,475
Contributed surplus (Note 10)	1,881,370	1,769,995
Deficit	(7,606,250)	(6,018,402)
Accumulated other comprehensive income	289,830	201,264

	(3,378,588)	(2,050,668)

	$1,582,704	$3,375,365

Operations (Note 1)

Commitments (Notes 9 and 16)

Subsequent events (Note 18)

Approved on behalf of the Board of Directors:

/s/ Jason Moreau	/s/ Vikas Kaushal
Jason Moreau, Director	Vikas Kaushal, Director

The accompanying notes are an integral part of these consolidated financial statements.

CYTIVA SOFTWARE INC.

CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT

YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	Restated (Note 19) 2009
REVENUES	$6,062,396	$6,343,906

EXPENSES
Accretion interest expense	190,008	130,396
Advertising and promotion	198,502	111,873
Amortization of development costs	37,210	165,042
Amortization of equipment	36,061	52,960
Bad debts	48,610	58,565
Bank charges and interest	80,800	20,838
Foreign exchange loss	4,673	67,889
Insurance	38,237	43,833
Interest on long-term debt (Note 11)	177,806	171,376
Internet and software user fees	377,971	381,018
Occupancy costs	288,933	267,551
Office and supplies	133,664	76,149
Professional fees (Note 11)	592,299	219,307
Stock-based compensation (Note 10)	143,055	492,836
Telephone	124,772	115,633
Transfer agent and filing fees	15,320	27,235
Travel and conferences	239,655	226,891
Wages and benefits	4,736,742	4,405,331

	7,464,318	7,034,723

Loss from continuing operations before interest income and income taxes	(1,401,922)	(690,817)

Interest income	6,175	6,862

Loss from continuing operations before income taxes	(1,395,747)	(683,955)

Income tax recovery (expense) (Note 13)
Current, net of recoveries	(231,920)	24,993
Future	92,691	—

	(139,229)	24,993

Loss from continuing operations	(1,534,976)	(658,962)

Loss from discontinued operations (Note 17)	(52,872)	(375,996)

Loss for the year	(1,587,848)	(1,034,958)

Deficit, beginning	(6,018,402)	(4,983,444)

Deficit, end of year	$(7,606,250)	$(6,018,402)

Loss per share from continuing operations – basic and diluted	$(0.07)	$(0.03)

Loss per share from discontinued operations – basic and diluted	$(0.00)	$(0.02)

Loss per share– basic and diluted	$(0.08)	$(0.05)

Weighted average numbers of shares outstanding – basic and diluted	20,655,091	20,657,902

The accompanying notes are an integral part of these consolidated financial statements.

CYTIVA SOFTWARE INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS AND

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	Restated (Note 19) 2009

Net loss	$(1,587,848)	$(1,034,958)

Other comprehensive income:
Unrealized gain on translation of self-sustaining foreign subsidiary	88,566	274,169

Comprehensive loss	$(1,499,282)	$(760,789)

Accumulated other comprehensive income (loss), beginning	$201,264	$(72,905)

Other comprehensive income:
Unrealized gain on translation of self-sustaining foreign subsidiary	88,566	274,169

Accumulated other comprehensive income, ending	$289,830	$201,264

The components of accumulated other comprehensive income are as follows:

Cumulative unrealized gains and losses on the translation of the Company’s self sustaining foreign subsidiary	$289,830	$201,264

The accompanying notes are an integral part of these consolidated financial statements.

CYTIVA SOFTWARE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010		Restated (Note 19) 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Loss from continuing operations		$(1,534,976)		$(658,962)
Items not affecting cash:
Accretion interest expense		190,008		130,396
Amortization of development costs		37,210		165,042
Amortization of equipment		36,061		52,960
Future income tax recovery		(92,691)		—
Stock-based compensation		143,055		492,836
Changes in non-cash working capital items:
Accounts receivable		115,548		(110,737)
Due from related parties		(4,090)		—
Prepaid expenses		(34,160)		130,099
Accounts payable and accrued liabilities		65,653		33,281
Deferred revenue		129,662		(730,286)
Income taxes payable		265,558		—
Effect of foreign exchange on non-cash working capital		91,020		291,221

Net cash used in operating activities		(592,142)		(204,150)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of convertible debenture, net of financing costs		—		694,672
Repayment of long-term debt		(313,368)		(224,311)
Shares issued for cash		24,000		—

Net cash provided by (used in) financing activities		(289,368)		470,361

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment		(29,859)		(28,182)
Proceeds from disposal of discontinued operations		247,305		—

Net cash provided by (used in) investing activities		217,446		(28,182)

CASH FLOWS FROM DISCONTINUED OPERATIONS
Operating activities		226,944		34,234

Change in cash during the year		(437,120)		272,263

Cash, beginning of year		1,269,290		997,027

Cash, end of year		$832,170		$1,269,290

Cash paid during the year for interest		$170,861		$171,376

Cash paid during the year for income taxes	$	Nil	$	Nil

Significant non-cash transactions (Note 15)

The accompanying notes are an integral part of these consolidated financial statements.

CYTIVA SOFTWARE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2010 AND 2009

1.	OPERATIONS

Cytiva Software Inc. (the “Company”) was incorporated in the province of British Columbia on April 21, 1999. The Company’s principal business activity is providing Internet based employment recruitment and related services. The Company is listed on the TSX Venture Exchange (“TSX-V”). On January 31, 2011, the Company entered into an agreement to sell all of its issued and outstanding common shares to a company (the “Acquisition Company”) listed on the United States NASDAQ exchange. The transaction, which is subject to shareholder, court and regulatory approval, will result in the delisting of the Company’s shares from the TSX-V.

These consolidated financial statements have been prepared on a going-concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has recurring losses from operations and has a cumulative deficit of $7,606,250 and a working capital deficiency of $3,029,504 at December 31, 2010. The ability of the Company to continue as a going concern is dependent on the Company’s ability to generate future profitable operations and cash flows, obtaining additional financing and the financial support of the Acquisition Company (Note 18) to fund working capital and other requirements.

Management has assessed the Company’s ability to continue as a going concern and believes the Company has or is expected to have sufficient resources from operations and financing sources for at least the next twelve months. Management recognizes that there are uncertainties that exist for the Company’s operations, but anticipates that operating cash flow requirements for the ensuing year can be met by operating revenue, equity financing and support from creditors and related parties.

There can be no assurances that the Company will be successful in any of these areas. These financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and are presented in Canadian dollars.

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Corpnet Infohub Ltd. and Cytiva, Inc. On November 22, 2010, the Company disposed of its wholly owned subsidiary, One45 Software Incorporated (“One45). The results of One45 have been included in the consolidated financials statements up to the time of disposition on November 22, 2010 and classified as a discontinued operation (Note 17).

All inter-company balances and transactions have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Significant areas requiring the use of management estimates relate to the determination of useful lives of assets and impairment considerations for equipment, intangible assets and deferred development costs, determination of fair value for stock-based compensation, determination of criteria for deferred revenue, valuations and assumptions used to determine income taxes payable, future income taxes, the fair value of financial instruments and the fair value of equity components of convertible debentures. Financial results as determined by actual events may differ from those estimates.

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d...)

Property and equipment

Property and equipment is recorded at cost less accumulated amortization. Amortization is provided for each reporting period using the declining balance method at the following annual rates:

Computer equipment	30%
Computer software	100%
Furniture and office equipment	20%
Leasehold improvements	20%

Intangible assets

Intangible assets relate to the acquisition of One45 and consist of developed software technology and customer lists. The identifiable and directly associated external and internal costs of acquiring and developing the software technology and acquiring additional customer lists are capitalized where it is probable that future economic benefits exceeding costs will flow from use over more than one year. Costs associated with maintaining software are recognized as an expense when incurred. Management evaluates the recoverability of intangible assets periodically and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment may exist. All of the Company’s identifiable intangible assets that have a finite life are subject to amortization. Software technology and customer lists are amortized using the straight line method to allocate the cost over their estimated useful lives which was determined by management to be five years. The Intangible assets were disposed of with the sale of One45 (Note 17).

Impairment of long-lived assets

Long-term assets of the Company are reviewed when events or changes in circumstances suggest their carrying value may have become impaired. Management considers assets to be impaired if the carrying value exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition. If impairment is indicated, the carrying value of the assets will be written down to fair value. Fair value is generally determined using a discounted expected future cash flow analysis.

Research and development expenses

The Company carries on various research and development activities to develop new proprietary products. Net research costs are expensed in the periods in which they are incurred. Development costs that meet all of the criteria to be recognized as an intangible asset, including reasonable expectation regarding future benefits, are capitalized and are amortized over their expected useful lives.

Foreign currency translation

The assets and liabilities of the Company’s self-sustaining subsidiary, Cytiva Inc., which are denominated in United States dollars, are translated into Canadian dollar equivalents at exchange rates in effect at the balance sheet dates. Revenue and expense items are translated at the rates which approximate those in effect on the date of the transactions. The resulting gains and losses from translation are included in accumulated other comprehensive income (loss).

Transactions involving the Company and its subsidiaries that are denominated in a currency different than their functional currency are translated using the approximate exchange rate prevailing at the time of the transaction. Monetary assets and liabilities of the Company and its subsidiaries denominated in a currency different than their functional currency are translated at the exchange rate in effect at the balance sheet date. Exchange gains and losses from translating these transactions and balances are included in the determination of net loss.

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d...)

Revenue recognition

The Company derives its revenue from fixed subscription fees for access to and use of its on-demand application services and from fees for customization, implementation, training and other consulting services. Revenue is recognized when all of the following conditions have been satisfied:

•	persuasive evidence of an agreement exists;

•	delivery has occurred;

•	fees are fixed and determinable; and

•	the collection of fees is considered probably.

Subscription fees and initial customization and implementation fees are considered one unit of accounting for revenue recognition purposes. This revenue is recognized ratably over the contractual term commencing on the later of:

•	the date that the service period commences; or

•	the point in time when substantially all contractual required customization and implementation services have been completed.

Fees for training, subsequent customization work, and other consulting services are recognized when the services are performed, provided all other conditions for revenue recognition have been satisfied.

Stock-based compensation

The Company has adopted the fair value method of accounting for all stock-based compensation. The fair value of stock options is measured using the Black-Scholes option pricing model. Stock options granted to employees and directors are measured based on their grant date fair value. Stock options granted to consultants are measured on the earlier of the date the service is completed, the date a commitment for performance is reached or the date that the options vest. Stock-based compensation is expensed over the period of vesting and initially credited to contributed surplus. Any consideration paid on the exercise of stock options is credited to share capital. When options are exercised, previously recorded compensation is transferred from contributed surplus to share capital to fully reflect the consideration for the shares issued.

Loss per share

The Company uses the treasury stock method to compute the dilutive effect of outstanding options, warrants and similar instruments. This method assumes that proceeds from the exercise of options, warrants and convertible debt instruments would be used to purchase common shares at the average market price during the period. For the years presented, this calculation was anti-dilutive. Accordingly basic loss per share is the same as diluted loss per share.

Basic loss per share is calculated using the weighted-average number of shares outstanding during the year.

Income taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on temporary timing differences between the financial reporting and tax basis of assets and liabilities. The timing differences are measured using the substantively enacted tax rates and laws that are expected to be in effect when the differences are likely to reverse.

Future income tax recoveries that may arise from the reversal of timing differences between the tax basis and reporting basis of assets, liabilities and operating results are recorded as assets only when realization is more likely than not. Future income tax liabilities that may arise from these timing differences are recorded in the period they arise.

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d...)

Financial instruments

The Company follows the Canadian Institute of Chartered Accountants (“CICA”) Section 3855, “Financial Instruments – Recognition and Measurement”. Section 3855 prescribes when a financial instrument is to be recognized on the balance sheet and at what amount. Under Section 3855, financial instruments must be classified into one of five categories: held-for-trading, held-to-maturity, loans and receivables, available-for-sale financial assets, or other financial liabilities. All financial instruments, including derivatives, are measured at the balance sheet date at fair value except for loans and receivables, held-to-maturity investments, and other financial liabilities which are measured at amortized cost.

The Company’s financial instruments consist of cash, accounts receivable, due from related parties, accounts payable, convertible debentures, retractable preferred shares and long-term debt. Cash is measured at face value, representing fair value, and is classified as held-for-trading. Accounts receivable and due from related parties are measured at amortized cost and are classified as loans and receivables. Accounts payable, convertible debentures, retractable preferred shares and long-term debt are measured at amortized cost and are classified as other financial liabilities. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

Management has identified the existence of an embedded derivative in the convertible debentures (Note 7). The Company has the right to redeem the loan at its face value if the price of the Company’s shares exceeds a certain threshold. The option to redeem is not closely related to the host contract as the redemption price is at face value, which does not approximate the carrying value. The fair value of this embedded derivative has been determined to be immaterial due to the market price of the Company’s shares at the balance sheet date.

Comparative figures

Certain of the comparative figures have been reclassified to conform with the current year’s presentation.

Recent Accounting Pronouncements

International Financial Reporting Standards

In 2006, the Canadian Accounting Standards Board (“AcSB”) published a strategic plan that will significantly affect financial reporting requirements for Canadian companies. The AcSB strategic plan outlines the convergence of Canadian generally accepted accounting principles with International Financial Reporting Standards (“IFRS”) over an expected five year transitional period. In February 2008, the AcSB announced that 2011 is the changeover date for publicly-listed companies to use IFRS, replacing Canada’s own generally accepted accounting principles. The transition date is for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011. The transition date of January 1, 2011 will require the restatement for comparative purposes of amounts reported by the Company for the year ended December 31, 2010. As a result of the proposed transaction (Note 18) and the delisting of the Company’s shares from the TSX-V, management is not expecting that the Company will be required to adopt IFRS.

Business Combinations – Section 1582

In January 2009, the CICA issued Section 1582, Business Combinations, which provides the Canadian equivalent to International Financial Reporting Standard IFRS 3, Business Combinations, and replaces the existing Section 1581, Business Combinations. The new standard will apply prospectively to business combinations for which the acquisition date is on or after January 1, 2011. Earlier adoption is permitted as of the beginning of a fiscal year, in which case an entity would also early adopt Section 1601, Consolidated Financial Statements and Section 1602, Non-controlling Interests.

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d...)

Recent Accounting Pronouncements (cont’d…)

Consolidated Financial Statements – Section 1601

In January 2009, the CICA issued Section 1601, Consolidated Financial Statements, which establishes standards for the preparation of consolidated financial statements and replaces the existing Section 1600, Consolidated Financial Statements. The new standard is effective for interim and annual consolidated financial statements relating to fiscal years beginning on or after January 1, 2011. Earlier adoption is permitted as of the beginning of a fiscal year, in which case an entity would also early adopt Section 1582, Business Combinations, and Section 1602, Non-Controlling Interests.

Non-Controlling Interests – Section 1602

In January 2009, the CICA issued Section 1602, Non-Controlling Interests, which establishes standards for accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. The standard is equivalent to the corresponding provisions of IFRS Standard IAS 27, Consolidated and Separate Financial Statements. The new standard is effective for interim and annual consolidated financial statements relating to fiscal years beginning on or after January 1, 2011. Earlier adoption is permitted as of the beginning of a fiscal year, in which case an entity would also early adopt Section 1582, Business Combinations, and Section 1601, Consolidated Financial Statements.

Multiple Deliverable Revenue Arrangements – Emerging Issues Committee (“EIC”) 175

In December 2009, the CICA issued EIC 175, Multiple Deliverable Revenue Arrangements, replacing EIC 142, Revenue Arrangements with Multiple Deliverables. This abstract provides updated guidance on whether multiple deliverables exist, how the deliverables in an arrangement should be separated and the consideration allocated; requires, in situations where a vendor does not have vendor-specific objective evidence (VSOE) or third party evidence of selling price, that the entity allocate revenue using estimated selling prices of deliverables. The new EIC; eliminates the use of the residual method and requires an entity to allocate revenue using the relative selling price method. It also requires expanded qualitative and quantitative disclosures regarding significant judgments made in applying this guidance. This EIC is effective for years beginning on or after January 1, 2011.

3.	CAPITAL MANAGEMENT

The Company’s primary objective when managing capital is to maintain sufficient resources and raise funding to support current and long term operating needs. The ability to continue as a going concern is essential to the Company’s goal of providing returns for shareholders and other stakeholders. The capital structure of the Company consists of convertible debentures, retractable preferred shares, long-term debt and shareholders’ equity. The Company manages its capital structure and makes adjustments to it, based on the level of funds available to the Company to manage its operations. The Company maintains its overall capital through new debenture and share issuances or by undertaking other activities as deemed appropriate in the circumstances. The Company is not subject to externally imposed capital requirements. There were no significant changes in the Company’s approach to capital management during the year (Note 17).

4.	PROPERTY AND EQUIPMENT (FROM CONTINUING OPERATIONS)

	2010			2009
	Cost	Accumulated Amortization	Net Book Value	Cost	Accumulated Amortization	Net Book Value

Computer equipment	$156,077	$116,151	$39,926	$143,222	$107,964	$35,258
Computer software	100,656	93,257	7,399	90,186	87,228	2,958
Furniture and office equipment	54,047	25,517	28,530	54,577	19,080	35,497
Leasehold improvements	38,330	14,583	23,747	39,356	8,749	30,607

	$349,110	$249,508	$99,602	$327,341	$223,021	$104,320

5.	INTANGIBLE ASSETS (FROM DISCONTINUED OPERATION)

Intangible assets were acquired as part of the acquisition of One45 during the year ended December 31, 2007. These assets were being amortized over their expected useful lives, estimated by management to be 5 years. The Intangible assets were disposed of with the sale of One45 on November 22, 2010 (Note 17).

December 31, 2010

	Cost	Accumulated Amortization	Disposal of One45	Net
Software technology	$514,895	$298,018	$(216,877)	$—
Customer lists	1,608,546	931,059	(677,487)	—

	$2,123,441	$1,229,077	$(894,364)	$—

December 31, 2009

	Cost	Accumulated Amortization	Disposal of One45	Net
Software technology	$514,895	$205,955	$—	$308,940
Customer lists	1,608,546	643,449	—	965,097

	$2,123,441	$849,404	$—	$1,274,037

6.	DEFERRED DEVELOPMENT COSTS

Deferred development costs related to the Company’s product, “SonicPerform”, an employee performance management system. Deferred development costs consist of salaries, consulting fees and supplies.

December 31, 2010

	Cost	Accumulated Amortization	Net
Deferred development costs	$293,607	$293,607	$—

December 31, 2009

	Cost	Accumulated Amortization	Net
Deferred development costs	$303,781	$265,809	$37,972

7.	CONVERTIBLE DEBENTURES

During 2006, the Company completed a non-brokered private placement consisting of a $700,000 unsecured convertible debenture, bearing interest at 10% per annum, maturing on December 29, 2008. The debenture is convertible into common shares of the Company at the rate of one common share for $0.50 of debt converted. The Company will have the right to redeem the convertible debentures in whole or in part by giving 30 days notice to debenture holders, if the shares of the Company trade at a volume-weighted average price of not less than $0.75 for a minimum of 20 trading days at any time commencing six months after December 29, 2006. Finance costs and the fair value of the conversion feature totaled $128,806, recorded as a reduction to the carrying value of the debt. The carrying value was then accreted back to its face value using the effective interest rate method.

During the year ended December 31, 2008, the Company negotiated a renewal of the $700,000 convertible debenture. The convertible debenture was renewed for an additional two years with a new maturity date of December 29, 2010 on the same terms and conditions as the original issue. In consideration for the renewal, the Company issued to each holder; one share purchase warrant for each $1 of debenture renewed. Each warrant renewed entitled the holder to acquire one share of the Company for $0.60 for a period of two years from closing. Finders’ fees of 140,000 warrants were issued in respect of this transaction; each finder warrant entitled the holder to acquire one common share of the Company for $0.50 for two years from closing. The Company recorded $41,240 as the estimated fair value of the warrants issued to the holders and $10,728 as the estimated fair value of the finders’ warrants. The Company also recorded $118,873 being the estimated fair value of the extension to the conversion feature. These warrant components were valued using the Black-Scholes option pricing model. The total estimated fair value of the equity components issued with this transaction ($170,841) was recorded as a reduction to the carrying value of the debenture and as a credit to contributed surplus. The carrying value of the debenture is being accreted back to its face value over the remaining term until maturity using the effective interest rate method. As the discounted value of the incremental change in future cash flows of the debenture did not change, the extension to the debenture was accounted for as a modification of a debt instrument and not an extinguishment.

During the year ended December 31, 2008, the Company completed a non-brokered private placement consisting of a $350,000 unsecured convertible debenture, which has the same terms and maturity date as the renewed convertible debenture. Cash finders’ fees equal to 8% ($28,000) of the proceeds raised were paid in respect of this new convertible debenture. The Company recorded $71,272 as the estimated fair value of the conversion feature. This equity component was determined using the Black-Scholes option pricing model. The estimated fair value of the conversion feature was recorded as a credit to contributed surplus. The estimated fair value of the conversion feature and the cash finders’ fees were recorded as a reduction to the carrying value of the debenture. The carrying value of the debenture is being accreted back to its face value over the remaining term until maturity using the effective interest rate method.

During the year ended December 31, 2010, the Company negotiated extensions for both of the convertible debentures with a new maturity date of January 31, 2011. The Company recorded $4,307 as the estimated increase in the fair value of the conversion feature which was recorded as a reduction to the carrying value of the debenture and as a credit to contributed surplus. The carrying value of the debenture is being accreted back to its face value over the remaining term until maturity using the effective interest rate method.

During the year, the Company extended the expiry date of the 700,000 warrants that were issued to the holder of the $700,000 convertible debenture to December 31, 2010. The incremental increase in the fair value of the warrants as a result of this extension was $5,846 and was included in stock-based compensation expense (Note 10).

On January 31, 2011, the Company repaid the convertible debentures.

7.	CONVERTIBLE DEBENTURES (cont’d...)

A summary of the convertible debentures payable is as follows:

	2010	2009
Convertible debentures – face value	$1,050,000	$1,050,000
Unamortized finance costs and equity components	(14,437)	(143,080)

	$1,035,563	$906,920

8.	RETRACTABLE PREFERRED SHARES

On August 27, 2009, the Company completed a financing arrangement consisting of a $750,000 convertible debenture, secured against all assets of the Company, bearing interest at 7% per annum, maturing on October 5, 2009, as well as 400,000 warrants (“Debenture Warrants”). Each Debenture Warrant entitled the holder to acquire one additional common share at a price of $0.225 for period commencing on October 6, 2009 and ending August 27, 2012. On October 5, 2009, the debenture was automatically converted into 3,333,333 Series 1, Retractable Voting Preferred Shares and 3,000,000 share purchase warrants. The Debenture Warrants automatically expired on the conversion and, accordingly, their fair value was determined to be immaterial. Each preferred share contains one half of a voting right and may be converted into one common share of the Company at the election of the holder, or under certain circumstances, at the election of the Company on or after October 5, 2011. The preferred shares entitle the holder to a fixed cumulative cash preferential dividend at the rate of 7% per annum, payable quarterly. The shares are redeemable for cash at the option of the holder on or after October 5, 2014; therefore, have been classified as debt. Each warrant entitles the holder to acquire one common share at $0.40 per share until August 27, 2012. Legal costs of $55,328 were incurred in connection with this transaction. The Company recorded $250,990 and $144,000 as the estimated fair values of the conversion feature and warrants respectively. These fair value of these equity components was determined using the Black-Scholes option pricing model. The estimated fair values of the conversion feature and warrants were recorded as a credit to contributed surplus. The estimated fair values of the conversion feature and warrants and issue costs were recorded as a reduction to the carrying value of the debenture. This reduction is being amortized over the term of the debt using the effective interest rate method. The Company assumed a dividend rate of nil, an expected volatility ranging from 92% to 96% and risk free interest rates ranging from 1.3% to 2.6% when estimating the fair value of the equity components of this instrument.

Details of the balance of the retractable preferred shares are as follows:

	2010	2009
Retractable preferred shares – face value	$750,000	$750,000
Unamortized finance costs and equity components	(387,408)	(436,309)

	$362,592	$313,691

9.	LONG-TERM DEBT

Long-term debt represents amounts owing to the vendors of One45 resulting from its acquisition during the year ended December 31, 2007. The debt bears interest at 10% per annum, is secured by the issued and outstanding shares of One45 and matures on October 20, 2010. During the year ended December 31, 2009, the debt was extended to January 20, 2011.

9.	LONG-TERM DEBT (cont’d…)

The debt includes a conversion right. This right allows that at any time before the full amount of the debt is repaid, each holder will severally have the right to convert into common shares of the Company up to an aggregate of $535,000 of the face value of the unpaid debt balance. If the conversion was made prior to December 20, 2008 the conversion rate would have been one common share for each $0.50 of the debt outstanding. The conversion rate after December 20, 2008 is one common share for each $0.60 of the debt outstanding. The Company initially recorded $35,700 as the estimated fair value of this conversion feature. This has been recorded as a reduction to the carrying value of the debt and is being amortized through accretion using the effective interest rate method.

Details of the balance outstanding are as follows:

	2010	2009
Long-term debt payable	$72,541	$379,763
Accrued interest	1,450	7,596
Unamortized finance costs and equity components	—	(8,156)

	73,991	379,203
Less: Current portion	(73,991)	(306,662)

	$—	$72,541

The Company repaid the balance of this debt on January 20, 2011.

10.	CAPITAL STOCK

	Number of Common Shares	Share Capital	Contributed Surplus
Authorized
Unlimited number of common shares without par value
Unlimited number of preferred shares without par value issuable in series (Note 8)

Common shares issued

Balance at December 31, 2008,	20,683,002	$1,996,475	$882,169
Stock-based compensation	—	—	492,836
Treasury shares cancelled	(36,500)	—	—
Fair value of warrants issued (Note 8)	—	—	144,000
Fair value of conversion features on retractable preferred shares (Note 8)	—	—	250,990

Balance at December 31, 2009	20,646,502	1,996,475	1,769,995
Stock-based compensation	—	—	143,055
Exercise of stock options	125,001	59,987	(35,987)
Fair value of conversion features on extension of convertible debentures (Note 7)	—	—	4,307

Balance at December 31, 2010	20,771,503	$2,056,462	$1,881,370

2010 common share transactions

The Company issued 125,001 common shares on the exercise of 120,001 stock options for cash proceeds of $24,000. In conjunction, the Company reallocated to share capital, $35,987 initially allocated to contributed surplus.

2009 common share transactions

The Company cancelled 36,500 treasury shares that were purchased in 2007 and 2008.

10.	CAPITAL STOCK (cont’d...)

Stock options

The Company has adopted a formal rolling stock option plan whereby options can be granted from time to time to directors, employees and/or consultants at the discretion of the board of directors. The number of options that can be granted is limited to 20% of the total shares issued and outstanding.

Under the plan, the exercise price of options to be granted is set at the market price of the Company’s common shares determined on the date of grant. The options are subject to a vesting schedule such that one quarter vests at the date of grant and one quarter vests every six months thereafter unless otherwise specified. The options can be granted for a maximum term of 10 years. At December 31, 2010, there are 3,607,000 options outstanding under the plan.

As at December 31, 2010 the following incentive stock options were outstanding:

Number of Options (outstanding)	Number of Options (exercisable)	Exercise Price	Weighted Average Remaining Life (in years)
3,530,000	3,396,668	$0.20	5.32
15,000	15,000	0.28	6.47
52,000	44,600	0.29	6.70
10,000	5,000	0.30	8.79

3,607,000	3,461,268		5.35

On June 12, 2009, the Company extended the term of all outstanding options that had been granted to its employees and directors by five years and reduced the exercise price to $0.20. Options granted to external consultants were not re-priced or extended. The increase in the fair value of the options as a result of the modification was $502,364. This is being recognized in stock-based compensation expense over the remaining vesting period of these options.

Stock option transactions are summarized as follows:

	Number of Shares	Weighted Average Exercise Price

Balance at December 31, 2008	4,220,000	$0.29
Options granted	40,000	0.23
Options exercised	—	—
Options cancelled / lapsed	(185,000)	0.29

Balance at December 31, 2009	4,075,000	0.20

Options granted	71,000	0.29
Options exercised	(120,001)	0.20
Options cancelled / lapsed	(418,999)	0.24

Balance at December 31, 2010	3,607,000	$0.20

10.	CAPITAL STOCK (cont’d…)

Warrants

Warrant transactions are summarized as follows:

	Number of Shares	Weighted Average Exercise Price
Balance at December 31, 2008	840,000	$0.60
Warrants granted (Note 8)	3,000,000	0.40

Balance at December 31, 2009	3,840,000	0.44
Warrants expired	(840,000)	0.58

Balance at December 31, 2010	3,000,000	$0.40

As at December 31, 2010, the following warrants were outstanding entitling the holders the right to purchase one common share for each warrant held.

Number of Warrants	Exercise Price	Expiry Date
3,000,000	$0.40	August 27, 2012

Stock-based compensation

During the current year, the Company granted 71,000 stock options (2009 - 40,000), with a fair value of $17,320 (2009 - $8,736). The Company recorded stock-based compensation expense of $137,209 (2009 - $492,836), relating to options that vested during the year. There was an additional $5,846 (2009 - $Nil) of stock-based compensation expense recognized relating to the extension of warrants issued to the holder of a convertible debenture (Note 7). As at December 31, 2010, the grant date or modification date fair value of granted, but unvested stock options was $33,424. The compensation expense has been recorded in the consolidated statement of loss and deficit with a corresponding increase to contributed surplus. The following weighted-average assumptions were used for the Black-Scholes option pricing model for the valuation of stock options granted or modified during the year:

	2010	2009
Risk free interest rate	2.25%	2.8% - 3.5%
Expected life of options	5 - 10 years	5 - 9 years
Annualized volatility	82% - 108%	78% - 108%
Dividend rate	0%	0%

11.	RELATED PARTY TRANSACTIONS

During the year ended December 31, 2010, the Company paid or accrued professional fees of $55,648 (2009 - $35,725) to an accounting firm in which a director of the Company is a partner.

During the year ended December 31, 2010, the Company paid or accrued directors fees of $32,035 (2009 - $19,357) to directors of the Company. These fees have been included in professional fees.

11.	RELATED PARTY TRANSACTIONS (cont’d...)

The amount included in due from related parties is owed by a director of the Company and is unsecured, non-interest bearing, with no fixed terms of repayment. This amount was collected subsequent to December 31, 2010.

Included in accounts payable and accrued liabilities is $38,503 (2009 - $14,530) payable to directors of the Company. The amounts are unsecured, non-interest bearing, with no fixed terms of repayment.

Included in long-term debt is $36,597 (2009 - $173,091) payable to an officer of the Company. Included in interest expense is $9,222 (2009 - $21,474) relating to this amount. (Note 9).

These transactions were in the normal course of operations and are measured at their exchange amount, which is the amount of consideration established and agreed to by the related parties.

12.	FINANCIAL INSTRUMENTS

Financial Risk Management

Credit Risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s maximum exposure to credit risk is the carrying value of its cash and accounts receivable.

The Company’s exposure to credit risk associated with its accounts receivable is the risk that a customer will be unable to pay amounts due to the Company. Accounts receivable are considered for impairment on a case-by-case basis when they are past due or when objective evidence is received that a customer will default. The credit risk is reduced by the customer base consisting of a wide range of industries and being dispersed across various geographical locations. Credit risk is also reduced by the requirement for customers to pay their annual license and support fees in advance of the services being performed. As at December 31, 2010, accounts receivable did not include any significant receivables that were greater than 90 days old.

The Company’s cash is held with major Canadian and US banks. The credit risk relating to cash is managed by using major banks that are high credit quality financial institutions as determined by rating agencies.

Currency Risk

Currency risk refers to the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. During the year ended December 31, 2010 approximately 93% (2009 – 95%) of the Company’s annual sales from continuing operations and approximately 59% (2009 – 62%) of the Company’s annual expenses from continuing operations were denominated in US dollars. As a result, the relative strength of the Canadian dollar against its US counterpart during the year ended December 31, 2010 had an effect on revenue and net loss. A 10% variation of the US dollar would have an impact of approximately $560,000 on revenue and $120,000 on net loss, on an annual basis. The Company does not hedge its foreign currency exposure and accordingly is at risk for foreign currency price fluctuations.

Interest Rate Risk

The Company is subject to interest rate risk on cash as this earns interest at variable rates. The convertible debentures, retractable preferred shares and long-term debt pay interest at a fixed rate and are therefore not subject to interest rate risk.

12.	FINANCIAL INSTRUMENTS (cont’d…)

Liquidity Risk

Liquidity risk arises through the excess of financial obligations over available financial assets due at any point in time.

The Company’s objective in managing liquidity risk is to maintain sufficient readily available reserves to meet its liquidity requirements at any point in time. Management has assessed liquidity risk based on ongoing operations and does not consider it to be significant.

13.	INCOME TAXES

A reconciliation of the income tax provision is as follows:

	2010	2009

Loss from continuing operations before income taxes	$(1,395,747)	$(683,955)

Expected income tax recovery at 28.5% (2009 – 30%)	$(397,788)	$(205,186)
Non-deductible expenses and other permanent differences	108,731	186,903
Effect of foreign subsidiary taxed at higher rate	(49,070)	68,061
Change in estimate of prior year tax provision	212,159	—
Capital loss on the disposal of discontinued operations	(153,232)	—
Effect of change in tax rates	(112,623)	30,904
Other	116,268	(70,673)
Change in valuation allowance	414,784	(35,002)

	$139,229	$(24,993)

As a consequence of the proposed transaction involving the sale of the Company’s outstanding and issued shares (Note 1), management reviewed its tax filings from prior periods. The result of this review was a liability of $212,159, plus accruals for penalties and interest, were recorded. The Company also recorded a future income tax asset relating to this review. These amounts are considered a change in estimate and accordingly were recorded on a prospective basis.

The significant components of the Company’s future income tax assets and liabilities are as follow:

	2010	2009
Future income tax assets (liabilities):
Non-capital loss carry-forwards	$365,738	$341,037
Capital loss carry-forwards	134,414	—
Property and equipment	3,918	(1,136)
Other tax reserves	1,034,260	702,558
Share issue costs	8,427	—

	1,546,757	1,042,459
Valuation allowance	(1,457,243)	(1,042,459)

Net future income tax asset	$89,514	$—

As there is uncertainty with respect to future profitability, a valuation allowance has been provided for those future income tax assets where recovery is not considered more likely than not.

13.	INCOME TAXES (cont’d...)

The Company has Canadian non-capital losses of approximately $1,411,985 that are available for deduction in future years. These losses expire as follows:

2014	$72,942
2015	85,467
2026	81,100
2027	116,037
2028	10,114
2029	359,654
2030	686,671

$1,411,985

As there is uncertainty with respect to future profitability, a full valuation allowance has been provided for those future income tax assets relating to entities within the group that are not offset by future income tax liabilities of the same entity.

The Company has Canadian capital losses of approximately $1,075,313 that are available for deduction against capital gains in future years. These losses may be carried forward indefinitely.

The Company has United States non-capital losses of approximately $31,272 that are available for deduction in future years. These losses expire in 2030.

14.	SEGMENTED INFORMATION

The Company operates in one business segment in two geographical areas being Canada and the United States. The following is a summary of information by geographic area for the years ended December 31, 2010 and 2009.

	2010	2009

Revenue for the year from continuing operations, based on customer location
Canada	$425,632	$333,803
United States	5,636,764	6,010,103

	$6,062,396	$6,343,906

Equipment of continuing operations
Canada	$45,351	$44,914
United States	54,251	59,406

	$99,602	$104,320

Deferred development costs
United States	$—	$37,972

15.	SIGNIFICANT NON-CASH TRANSACTIONS

a)	During the year ended December 31, 2009, the convertible debenture issued during the year ended December 31, 2009 automatically converted into retractable preferred shares. The Company recorded $250,990 and $144,000 as the estimated fair values of the conversion feature and warrants respectively (Note 8).

15.	SIGNIFICANT NON-CASH TRANSACTIONS (cont’d...)

b)	During the year ended December 31, 2010, the maturity dates of the Company’s convertible debentures issued during the year ended December 31, 2006 and 2008 were extended to January 31, 2011. The Company recorded $4,307 as the estimated increase in the fair value of the conversion feature(Note 7).

16.	COMMITMENTS

a)	The Company has entered into various agreements for office premises in various cities in the United States and Canada for periods of up to three years.

b)	The Company has entered into various service agreements for use of offsite computer and other equipment for periods of up to three years.

Future payments required under the above agreements for the next three years are as follows:

2011	$293,811
2012	$135,207
2013	$34,084

17.	DISPOSITION OF DISCONTINUED OPERATIONS

On November 22, 2010, the Company disposed of its wholly owned subsidiary, One45 for cash proceeds of $550,000, resulting in a gain on disposal of $86,327. Finders’ fees of $22,000 were incurred in relation to this transaction.

The results of operations of One45 for the period up to November 22, 2010 have been reclassified as discontinued operations in the consolidated statements of loss and deficit and cash flow. The assets and liabilities in the balance sheet for periods prior to the date of disposition have been presented separately.

The carrying amounts of assets and liabilities related to discontinued operations as at the date of disposition, and for the comparative period presented, are as follows:

	November 22, 2010	December 31, 2009
Assets of discontinued operations:
Cash	$280,695	$419,268
Accounts receivable	61,226	39,819
Prepaid expenses	10,406	—
Property and equipment	8,467	11,211
Intangible assets	894,364	1,274,037

	$1,255,158	$1,744,335

Liabilities of discontinued operations:
Accounts payable and accrued liabilities	$31,023	$62,739
Income taxes payable	36,790	36,790
Deferred revenue	617,100	516,453
Future income taxes	128,572	181,964

	$813,485	$797,946

17.	DISPOSITION OF DISCONTINUED OPERATION (cont’d)

Loss from discontinued operations to the date of disposition is summarized as follows:

	January 1 – November 22, 2010	Year ended December 31, 2009
Revenue	$1,196,254	$1,172,339

Loss before income taxes	(192,591)	(490,626)
Gain on the disposal of discontinued operations	86,327	—
Income tax recovery	53,392	114,630

Loss from discontinued operations	$(52,872)	$(375,996)

18.	SUBSEQUENT EVENTS

On January 31, 2011, the Company repaid the convertible debentures (Note 7).

On January 31, 2011, the Company entered into an agreement that would result in the sale of all of its issued and outstanding common shares to an unrelated company listed on the United States NASDAQ exchange (the “Acquisition Company”). The transaction, which is subject to shareholder, court and regulatory approval, will result in the delisting of the Company’s shares from the TSX-V.

19.	RESTATEMENT

The restatement of the Company’s consolidated financial statements resulted from management’s identification of accounting errors in the consolidated financial statements for the year ended December 31, 2009 and prior years.

These consolidated financial statements include adjustments to previously issued consolidated financial statements to correct the following errors:

Revenue

The Company previously began recognizing revenue based on the contract date. However, certain contractually agreed upon performance criteria involving implementation and configuration services are not completed until after the contract date. While the software is typically available for use and operational before these services are completed, the implementation and configuration is acknowledged to be essential to the software’s functionality; therefore, completion of these services is required in order to commence revenue recognition. The restatement involves delaying the point in time that the Company begins recognizing revenue on new contracts until the later of the service period commences or substantially all implementation and configuration services are completed.

The Company recognizes commissions paid in a manner consistent with the recognition of the corresponding revenue. Accordingly, as a result of the adjustment to revenue, commission expense was also adjusted.

Stock-based Compensation

During the current year, the Company identified certain errors in the accounting for its stock-based compensation. The errors involved recognition of the compensation expense over incorrect vesting periods and certain incorrect variables used in determining fair value.

Sales Tax Accruals

It was determined that there were certain jurisdictions where the Company was not charging sales taxes in accordance with local tax regulations. The Company will not be able to recover a portion of these sales taxes from the customers to which the sales relate. The Company has recorded the difference between the amount owing to the various tax jurisdictions and the amount recoverable from its customers as a bad debt expense.

19.	RESTATEMENT (cont’d…)

The following presents the effect of the restatements:

Consolidated balance sheet as at December 31, 2009

	As previously Reported*	Increase (Decrease)	Restated
Accounts receivable	$173,730	$174,727	$348,457
Prepaid expenses	235,822	54,437	290,259
Accounts payable and accrued liabilities	273,927	252,628	526,555
Deferred revenue	1,837,205	427,540	2,264,745
Long-term deferred revenue	323,861	(86,888)	236,973
Contributed surplus	1,767,217	2,778	1,769,995
Deficit	(5,673,325)	(345,077)	(6,018,402)
Accumulated other comprehensive income	223,081	(21,817)	201,264

*	Amounts have been adjusted to reflect the reclassification of discontinued operations.

Consolidated statement of loss and deficit for the year ended December 31, 2009

	As previously Reported*	Increase (Decrease)	Restated
Revenue	$5,735,456	$608,450	$6,343,906
Bad debts	40,293	18,272	58,565
Stock-based compensation	448,876	43,960	492,836
Wages and benefits	4,294,465	110,866	4,405,331
Loss for the year	(1,094,314)	435,352	(658,962)
Basic and diluted loss per share	(0.08)	0.03	(0.05)

*	Amounts have been adjusted to reflect the reclassification of discontinued operations.

Consolidated statements of comprehensive loss and accumulated other comprehensive income for the year ended December 31, 2009

	As previously reported	Increase (Decrease)	Restated
Net loss	$(1,470,310)	$435,352	$(1,034,958)
Other comprehensive loss - unrealized loss on translation of self-sustaining foreign subsidiary	192,901	81,268	274,169
Comprehensive loss	(1,277,409)	516,620	(760,789)

The following summarizes the cumulative effect of the errors in prior years on the consolidated balance sheet as at December 31, 2008

	As previously Reported	Increase	Restated
Deficit	$(4,203,015)	$(780,429)	$(4,983,444)
Shareholders’ deficiency	(1,253,009)	(924,696)	(2,177,705)

20.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). Material variations in the accounting principles, practices and methods used in preparing these financial statements to conform with United States Generally Accepted Accounting Principles (“U.S. GAAP”) are described and quantified below.

Consolidated statements of loss

	Year ended December 31, 2010	Year ended December 31, 2009
Loss for the year - Canadian GAAP	$(1,587,848)	$(1,034,958)
Adjustment to stock-based compensation expense (a)	(60,694)	(3,326)
Add back of amortization of deferred development costs (b)	37,210	165,042
Adjustment to accretion interest expense (c, d, e, f)	147,689	(277,813)
Add back interest on preferred shares (e) (ii)	52,500	13,233
Amortization of deferred financing fees (c, d, e)	(14,575)	(69,668)

Loss for the year - U.S. GAAP	(1,425,718)	(1,207,490)
Other comprehensive income - Canadian GAAP	88,566	274,169
Adjusted for foreign currency exchange on deferred development costs (b)	(9,100)	(9,862)

Comprehensive loss for the year - U.S. GAAP	(1,346,252)	(943,183)

(Increase) decrease in comprehensive loss - U.S. GAAP	153,030	(182,394)

Dividends paid to preferred shareholders	(52,500)	(13,233)

Loss per share attributable to common shareholders - U.S. GAAP	$(1,478,218)	$(1,220,723)

Basic and diluted loss per share attributable to common shareholders - U.S. GAAP	$(0.07)	$(0.06)

Basic and diluted income per share attributable to preferred shareholders – U.S. GAAP	$0.02	$0.02

Consolidated balance sheets

	As at December 31, 2010	As at December 31, 2009
Total assets - Canadian GAAP	$1,582,704	$3,375,365
Deferred financing fees (c, d, e)	1,596	16,171
Deferred development costs (b)	—	(37,972)

Total assets - U.S. GAAP	$1,584,300	$3,353,564

Total liabilities - Canadian GAAP	$4,961,292	$5,426,033
Convertible debenture (c)	141	44,872
Convertible debenture recorded as debt at face value (d)	6,530	48,122
Retractable preferred shares (e)(ii)	(362,592)	(313,691)
Long-term debt recorded as debt at face value (f)	—	8,156

Total liabilities - U.S. GAAP	$4,605,371	$5,213,492

20.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d...)

Consolidated balance sheets (cont’d…)

	As at December 31, 2010	As at December 31, 2009
Temporary equity – U.S. GAAP (e)(ii)	$615,065	$589,604

Common stock - Canadian and U.S. GAAP	2,056,462	1,996,475

Accumulated other comprehensive income - Canadian GAAP	289,830	201,264
Adjustment to foreign currency exchange on deferred development costs (b)	(9,100)	(9,862)

Accumulated other comprehensive income – U.S. GAAP	280,730	191,402

Additional paid-in capital - Canadian GAAP	1,881,370	1,769,995
Convertible debenture conversion feature (c)	(195,942)	(193,070)
Convertible debenture conversion feature (d)	(72,568)	(71,132)
Convertible debenture conversion feature (e)(i)	46,601	124,563
Long-term debt conversion feature (f)	(35,700)	(35,700)
Stock-based compensation (a)	54,231	(6,463)

Additional paid-in capital – U.S. GAAP	1,677,992	1,588,193

Deficit - Canadian GAAP	(7,606,250)	(6,018,402)
Adjustments to opening accumulated deficit (a, b, c, d, e, f)	(207,200)	(34,668)
Adjustments to net loss	162,130	(172,532)

Deficit – U.S. GAAP	(7,651,320)	(6,225,602)

Shareholders’ deficiency - U.S. GAAP	$(3,021,071)	$(1,859,928)

Liabilities & shareholders’ deficiency - U.S. GAAP	$1,584,300	$3,353,564

a)	Stock-based compensation

Under Canadian GAAP, the Company accounts for forfeitures of stock-based compensation as incurred.

Under U.S. GAAP, effective March 1, 2006, the Company would have been required to adopt Statement of Financial Accounting Standard ASC 718, “Stock Compensation”, formerly SFAS No. 123(R) “Share-based payments.” This standard requires companies to expense the fair value of stock-based compensation awards through operations, including estimating forfeitures at the time of grant in order to estimate the amount of stock-based awards that will ultimately vest.

20.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d...)

b)	Deferred Development Costs

Under Canadian GAAP, direct costs associated with the development of software and a proportionate share of overhead costs may be capitalized, subject to there being reasonable assurance that future benefits will be realized.

Under U.S. GAAP, specific guidance in Financial Accounting Standards ASC 985-20 “Costs of Software to be Sold, Leased, or Marketed”, formerly SFAS No. 86, all costs incurred to establish the technological feasibility of a computer product to be sold, leased, or otherwise marketed are research and development costs. Such costs shall be charged to expense when incurred.

c)	$700,000 Convertible Debenture

Under Canadian GAAP, convertible debt instruments are to be allocated between the liability and equity components. Canadian GAAP permits an entity to use the residual method to allocate the components whereby the component that is less easily measurable is assigned as the residual amount after deducting from the instrument, as a whole, the amount separately determined for the component that is more easily measurable. Upon issuance, the Company reduced the carrying value of the Convertible Debenture by the transaction costs incurred.

Under Canadian GAAP, a modification of a convertible debt instrument is accounted for as an extinguishment only if the discounted present value of the cash flows under the new terms, including any fees paid net of any fees received and discounted using the original effective interest rate, is at least 10 percent different from the discounted present value of the remaining cash flows of the original financial liability. The new debt would be recorded at fair value with the difference between the carrying value of extinguished debt and the new debt recorded as a gain or loss in earnings. Fees associated with the extinguished instrument are recognized as part of the gain or loss on extinguishment and fees associated with the new instrument can either be expensed in the period or added to the carrying value of the new debt and amortized over the expected life. Under Canadian GAAP, the December 29, 2008 modification of the $700,000 convertible debenture was not considered an extinguishment. The warrants issued upon modification are recorded in equity at their relative fair value.

Under U.S. GAAP, a value is assigned to the conversion feature only if it meets the definition of an embedded derivative or if there is a beneficial conversion feature. No value was assigned under U.S. GAAP to the conversion feature and thus, the entire value of the convertible debenture is classified as debt.

Under U.S. GAAP the modification on December 29, 2008 is treated as an extinguishment as the fair value of the conversion option was greater than 10 percent of the carrying value of the convertible debenture at the date of modification. As a result, the convertible debenture was required to be fair valued and the Company recognized a gain of $104,200. Additionally, the fair value of the warrants issued upon modification has been expensed. Costs associated with the issuance of the debt are recognized as deferred financing costs (and not as a reduction of the debt) and amortized as interest expense on an effective yield basis.

d)	$350,000 Convertible Debenture

Under Canadian GAAP, convertible debt instruments are to be allocated between the liability and equity components. Canadian GAAP permits an entity to use the residual method to allocate the components whereby the component that is less easily measurable is assigned as the residual amount after deducting from the instrument, as a whole, the amount separately determined for the component that is more easily measurable. Upon issuance, the Company reduced the carrying value of the Convertible Debenture by the transaction costs incurred.

20.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d...)

d)	$350,000 Convertible Debenture (cont’d…)

Under U.S. GAAP, a value is assigned to the conversion feature only if it meets the definition of an embedded derivative or if there is a beneficial conversion feature. No value was assigned under U.S. GAAP to the conversion feature and thus, the entire value of the convertible debenture is classified as debt. Costs associated with the issuance of the debt are recognized as deferred financing costs and amortized as interest expense on an effective yield basis.

e)	Retractable Preferred Shares

i.	Initial Issuance – August 27, 2009

Under Canadian GAAP, convertible debt instruments are to be allocated between the liability and equity components. Canadian GAAP permits an entity to use the residual method to allocate the components whereby the component that is less easily measurable is assigned as the residual amount after deducting from the instrument, as a whole, the amount separately determined for the component that is more easily measurable. Upon issuance, the Company reduced the carrying value of the Convertible Debenture by the transaction costs incurred. Under Canadian GAAP, the 400,000 share purchase warrants issued upon completion of the financing arrangement were determined to be immaterial and therefore not separately accounted for.

Under U.S. GAAP, a value is assigned to the conversion feature only if it meets the definition of an embedded derivative or if there is a beneficial conversion feature. A value of $377,610 and $10,700 has been assigned under U.S GAAP relating to the debenture and the 400,000 share purchase warrants issued upon completion of the financing arrangement, respectively. A value of $361,690 has been assigned under U.S. GAAP to the beneficial conversion feature. The fair value of the debt component was determined using present value calculations incorporating a market discount rate. The fair value of the equity component was determined using the Black-Scholes option pricing model. Costs associated with the issuance of the debt are recognized as deferred financing costs and amortized as interest expense on an effective yield basis.

ii.	Conversion – October 5, 2009

Under Canadian GAAP, the 3,333,333 retractable preferred shares are accounted for using the residual method when allocating between the liability and the equity component of the instrument with the liability component being accreted over time to its face value and accretion charged to earnings.

Under U.S. GAAP, the convertible debt issued on August 27, 2009 was accreted to its face value of $750,000 up to the date of conversion on October 5, 2009. The 3,333,333 retractable preferred shares and 3,000,000 share purchase warrants issued upon conversion are then recorded at their relative fair values of $584,752 and $165,248, respectively. Under U.S. GAAP, the retractable preferred shares are classified as temporary equity rather than debt and the share purchase warrants are classified as equity. Subsequent to issuance, the retractable preferred shares are accreted until October 5, 2014 using the effective interest method. The preferred shares are accreted to the redemption value of the lesser of $750,000 or three times the revenue of the Company, as disclosed in its audited consolidated financial statements for its most recently completed financial year, divided by the number of all issued and outstanding common shares, including the conversion of all outstanding preferred shares, as at the date of the redemption notice.

20.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d...)

e)	Retractable Preferred Shares (cont’d…)

Under U.S. GAAP, the Company is required to apply the two-class method to compute earnings per share under Financial Accounting Standard ASC 260 “Earnings Per Share”. Under ASC 260, net income is reduced by the amount of the dividends declared in the current period for each class of stock (for the Company this would be common stock and the Preferred Shares) and by the contractual amount of dividends that must be paid for the current period. The remaining earnings are allocated to common stock and retractable preferred shares to the extent that each security may share in earnings as if all of the earnings for the period had been distributed. The total earnings allocated to each security shall be determined by adding together the amount allocated for dividends and the amount allocated for each participating feature. The total earnings allocated to each security shall be divided by the number of outstanding shares of the security to which the earnings are allocated to determine the earnings per share for the security.

f)	Long-Term Debt

Under Canadian GAAP, convertible debt instruments are to be allocated between the liability and equity components. Canadian GAAP permits an entity to use the residual method to allocate the components whereby the component that is less easily measurable is assigned as the residual amount after deducting from the instrument as a whole the amount separately determined for the component that is more easily measurable. Upon issuance, the Company reduced the carrying value of the long-term debt by the transaction costs incurred.

Under U.S. GAAP, a value is assigned to the conversion feature only if it meets the definition of an embedded derivative or if there is a beneficial conversion feature. No value was assigned under U.S. GAAP to the conversion feature and thus, the entire value of the convertible debenture is classified as debt. Costs associated with the issuance of the debt are recognized as deferred financing costs and amortized as interest expense on an effective yield basis.

g)	Earnings-per-share

As a result of the U.S. GAAP adjustments discussed in a) – g), the Company’s basic and diluted loss per share reported under Canadian GAAP has been adjusted.

h)	Adoption of new accounting policies

In January 2010, the Company adopted an amendment to Financial Accounting Standards Board (or FASB) Accounting Standards Codification (or ASC) 810, Consolidations, that eliminates certain exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. This amendment also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity’s status as a variable interest entity, a company’s power over a variable interest entity, or a company’s obligation to absorb losses or its right to receive benefits of an entity must be disregarded. The elimination of the qualifying special-purpose entity concept and its consolidation exceptions means more entities will be subject to consolidation assessments and reassessments. During February 2010, the scope of the revised standard was modified to indefinitely exclude certain entities from the requirement to be assessed for consolidation. The adoption of this amendment did not have an impact on the Company’s consolidated financial statements.

20.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d...)

h)	Adoption of new accounting policies (cont’d…)

On January 21, 2010, the FASB issued ASU 2010-06, which amends ASC 820 to add new requirements for disclosures about transfers into and out of Levels 1 and 2 fair value measurements and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 fair value measurements. The ASU also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair values. Further, the ASU amends guidance on employer’s disclosures about postretirement benefit plan assets under ASC 715 to require that disclosure be provided by classes of assets instead of by major categories of assets. The ASU is effective for the first reporting period (including interim periods) beginning after December 15, 2009, except for the requirement to provide the Level 3 fair value measurements activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this standard had no impact on the Company’s consolidated financial statements.

During fiscal 2009, the Company adopted the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles in accordance with FASB ASC Topic 105, “Generally Accepted Accounting Principles” (the Codification). The Codification has become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Effective with the Company’s adoption, the Codification has superseded all prior non-SEC accounting and reporting standards. All other non- grandfathered non-SEC accounting literature not included in the Codification has become non- authoritative. As the adoption of the Codification only affected how specific references to GAAP literature have been disclosed in the notes these consolidated financial statements, it did not result in any impact on the Company’s results of operations, financial condition, or cash flows.

i)	Recent Accounting Pronouncements

In September 2009, the FASB issued authoritative guidance regarding multiple-deliverable revenue arrangements. This guidance addressed how to separate deliverables and how to measure and allocate consideration to one or more units of accounting. Specifically, the guidance requires that consideration be allocated among multiple deliverables based on relative selling prices. The guidance establishes a selling price hierarchy of (1) vendor-specific objective evidence, (2) third-party evidence and (3) estimated selling price. This guidance is effective for annual periods beginning after June 15, 2010 but may be early adopted as of the beginning of an annual period. The Company is currently evaluating the effect that this guidance will have on its consolidated financial position and results of operations.